UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 14, 2014)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2014, BankUnited, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1:     To elect nine directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of stockholders or until that person’s successor is duly elected and qualified.
Proposal No. 2:     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.
Proposal No. 3:     To approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 11, 2014. The results of such stockholder votes are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Withheld	Broker Non-Vote
Tere Blanca	87,773,949	105,400	6,737,361
Ambassador Sue M. Cobb	66,580,391	21,298,958	6,737,361
Eugene F. DeMark	66,586,294	21,293,055	6,737,361
Michael J. Dowling	66,270,189	21,609,160	6,737,361
John A. Kanas	86,172,850	1,706,499	6,737,361
Douglas J. Pauls	87,509,960	369,389	6,737,361
Rajinder P. Singh	87,508,684	370,665	6,737,361
Sanjiv Sobti, Ph.D.	87,374,446	504,903	6,737,361
A. Robert Towbin	87,693,978	185,371	6,737,361

Proposal No. 2: The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 received the following votes:

For	Against	Abstain	Broker Non-Vote
94,579,231	20,364	17,115	—

Proposal No. 3: The proposal to approve the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, including for purposes of satisfying the stockholder approval requirement of Section 162 (m) of the Internal Revenue Code of 1986, as amended, received the following votes:

For	Against	Abstain	Broker Non-Vote
72,465,508	14,894,560	519,281	6,737,361

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.

Dated: May 16, 2014	By:	/s/ Leslie Lunak
		Name:	Leslie Lunak
		Title:	Chief Financial Officer